The Bond Fund of America
June 30, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$175,658
Class B	$28
Class C	$6,175
Class T*	$-
Class F-1	$6,807
Class F-2	$35,807
Class F-3	$4,695
Total	$229,170
Class 529-A	$8,043
Class 529-B	$2
Class 529-C	$1,561
Class 529-E	$366
Class 529-T*	$-
Class 529-F-1	$785
Class R-1	$204
Class R-2	$2,610
Class R-2E	$84
Class R-3	$4,909
Class R-4	$5,145
Class R-5	$1,678
Class R-5E	$4
Class R-6	$45,911
Total	$71,302
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.1164
Class B	$0.0576
Class C	$0.0658
Class T	$0.0585
Class F-1	$0.1134
Class F-2	$0.1317
Class F-3	$0.1195
Class 529-A	$0.1119
Class 529-B	$0.0600
Class 529-C	$0.0631
Class 529-E	$0.0988
Class 529-T	$0.0588
Class 529-F-1	$0.1262
Class R-1	$0.0677
Class R-2	$0.0682
Class R-2E	$0.0876
Class R-3	$0.0973
Class R-4	$0.1167
Class R-5E	$0.1291
Class R-5	$0.1356
Class R-6	$0.1391
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,507,599
Class B	-
Class C	88,646
Class T	1
Class F-1	59,994
Class F-2	250,783
Class F-3	104,680
Total	2,011,703
Class 529-A	72,722
Class 529-B	-
Class 529-C	24,616
Class 529-E	3,733
Class 529-T	1
Class 529-F-1	6,334
Class R-1	2,776
Class R-2	37,297
Class R-2E	1,081
Class R-3	49,607
Class R-4	44,587
Class R-5	12,604
Class R-5E	32
Class R-6	409,865
Total	665,255
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$12.92
Class B	$-
Class C	$12.92
Class T	$12.92
Class F-1	$12.92
Class F-2	$12.92
Class F-3	$12.92
Class 529-A	$12.92
Class 529-B	$-
Class 529-C	$12.92
Class 529-E	$12.92
Class 529-T	$12.92
Class 529-F-1	$12.92
Class R-1	$12.92
Class R-2	$12.92
Class R-2E	$12.92
Class R-3	$12.92
Class R-4	$12.92
Class R-5E	$12.92
Class R-5	$12.92
Class R-6	$12.92
*Amount less than one thousand